UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under § 240.14a-12

FIRST INDUSTRIAL REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP L&B GP LP L&B GP LLC L&B OPPORTUNITY FUND, LLC CAMELOT LLC LAND & BUILDINGS INVESTMENT MANAGEMENT JONATHAN LITT
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Land & Buildings Investment Management, LLC (“L&B Management”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its highly qualified director nominee at the 2026 annual meeting of stockholders (the “Annual Meeting”) of First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”).

Item 1: On February 26, 2026, L&B Management issued the following press release:

Land & Buildings Issues Letter Detailing Why Change Is Needed at First Industrial Realty Trust

Board Has Repeatedly Refused to Collaboratively Engage With Shareholders

Company Has Persistently Failed to Achieve Its Potential, Consistently Trading at a Discount to NAV and to Its Closest Peers

Urges the Board to Take Steps Immediately for FR to Maximize Value for All Shareholders

Discloses Nomination of Land & Buildings Founder and CIO as Director Candidate for Election to the Board at the FR 2026 AGM

Stamford, CT (February 26, 2026) – Today, Land & Buildings Investment Management, LLC (together with its affiliates, “Land & Buildings,” “L&B,” “us” or “we”), a shareholder of First Industrial Realty Trust (NYSE: FR) (“First Industrial,” “FR” or the “Company”), issued a letter to shareholders detailing the insular boardroom culture at the Company and why meaningful change is needed.

The full text of the letter is below:

Dear fellow First Industrial Shareholders,

Our engagement with First Industrial since our public presentation in early December 2025 has revealed an insular boardroom culture focused on prioritizing entrenchment rather than maximizing shareholder value. At every turn, we have found that this Board of Directors (the “Board”), led by Chairman Matt Dominski, has chosen to protect the status quo at all costs. The Board intends to nominate two directors with more than 15 years of tenure based on our understanding, has left a vacancy from a director’s passing nearly a year ago unfilled, and has refused to engage collaboratively with us on adding directors respected by the investment community.

FR trades at a mid-6% implied cap rate on market rents, while its closest peers, Prologis (NYSE: PLD) and EastGroup (NYSE: EGP), trade in the low 5% range, a valuation spread of over 100 basis points.1 Our estimated NAV remains $73 per share, as set forth in more detail in our December 2025 presentation, representing ~20% additional upside to the current share price.

1 Bloomberg; Securities and Exchange Commission (“SEC”) filings.

Management Has Failed to Deliver Value for Shareholders

The track record under this Board’s oversight is deeply disappointing. FR management's and the Board's actions have led shares of FR to trade at a persistent and consistent discount to NAV and at a significant discount to its closest peers.

The table below compares FR’s total shareholder return to the Company’s own proxy compensation peers, the very companies the Board selected to benchmark management pay:

Source: Bloomberg, Company SEC Filings; Note: Data as of December 3, 2025, the day prior to Land and Buildings’ public presentation. Performance of the Proxy Peer Group Companies represents weighted average of Proxy Peer Group Companies in the 2025 Proxy Statement.

FR has underperformed its proxy compensation peers by 17% over the trailing four-year period and 4% over the trailing three-year period. These are meaningful shortfalls against the very peer group selected by the Board’s Compensation Committee. Yet management continues to receive peer-level compensation for disappointing results. This is not a portfolio problem, FR’s same-store NOI and FFO growth have been comparable to Prologis and EastGroup. It is clear to us that FR’s underperformance is a governance and communication failure.

We strongly believe that a Board that has overseen this level of underperformance has no business resisting refreshment. Shockingly, no director has been added to the FR Board in the past five years. If the incumbent Board could not consistently deliver superior returns over 1, 2, 3, 4, and 5 years, why should shareholders trust them to realize the ~20% upside to NAV going forward and close the valuation discount to its closest peers?

Steps to Generate Value

We urge the Board to take the following actions immediately:

•	Publicly commit to a plan to close the NAV discount with specific milestones and timelines.
•	Initiate a $500M–$1B asset disposition program with proceeds returned to shareholders.
•	Schedule an investor day with property tours within 90 days.
•	Authorize a formal exploration of strategic alternatives if the discount does not narrow within six months.
•	Immediately refresh the Board: Mr. Dominski and Mr. Hackett should not stand for re-election, and their seats, along with the vacancy created following Mr. Rau’s passing, must be filled with directors experienced in capital allocation and REIT value creation.

Constructive engagement requires a willing partner and to date, we have not found one in FR. Our preference would be to work together with FR to realize value for all shareholders. However, based on FR’s track record, we believe that we need to keep open all options available to us as shareholders – which is why Land & Buildings has nominated me, Jonathan Litt, as a director candidate for election to the Board at the Company’s 2026 annual meeting of shareholders.

Sincerely,

Jonathan Litt

Land & Buildings Investment Management, LLC

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Land & Buildings intends to file a preliminary proxy statement and accompanying universal proxy card with the SEC to be used to solicit votes for the election of its director nominee at the 2026 annual meeting of shareholders of First Industrial.

LAND & BUILDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP (“L&B Capital”), L&B GP LP (“L&B GP”), L&B GP LLC, L&B Opportunity Fund, LLC (“L&B Opportunity”), Camelot LLC (“Camelot”), Land & Buildings Investment Management, LLC (“L&B Management”) and Jonathan Litt.

As of the date hereof, L&B Capital directly owns 121,543 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”). L&B GP, as the general partner of L&B Capital, may be deemed to beneficially own the 121,543 shares of Common Stock owned by L&B Capital. L&B GP LLC, as the general partner of L&B GP, may be deemed to beneficially own the 121,543 shares of Common Stock owned by L&B Capital. As of the date hereof, L&B Opportunity directly owns 42,501 shares of Common Stock. As of the date hereof, Camelot directly owns 3,202 shares of Common Stock. As of the date hereof, 734,629 shares of Common Stock were held in a certain account managed by L&B Management (the “Managed Account”). L&B Management, as the investment manager of each of L&B Capital, L&B Opportunity and Camelot, and as the investment advisor of the Managed Account, may be deemed to beneficially own the 901,875 shares of Common Stock directly owned by L&B Capital, L&B Opportunity and Camelot and held in the Managed Account. Mr. Litt, as the managing principal of L&B Management, may be deemed to beneficially own the 901,875 shares of Common Stock directly owned by L&B Capital, L&B Opportunity and Camelot and held in the Managed Account.

Media Contact

Longacre Square Partners

landandbuildings@Longacresquare.com

Item 2: Also on February 26, 2026, Jonathan Litt of L&B Management posted the following material to LinkedIn:

Jonathan Litt • 2nd

Founder & CIO at Land & Buildings Investme...

View my services

1h •

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Today L&B issued a press release highlighting why change is needed at First Industrial Realty Trust. Our engagement with FR since our public presentation in early December has revealed to us an insular boardroom culture focused on prioritizing entrenchment rather than maximizing shareholder value. FR has persistently failed to achieve its potential, consistently trading at a discount to NAV and to its closest peers. If the Board continues to prioritize self-preservation over shareholder value, we are prepared to utilize all options available to us as shareholders. Discloses that Land & Buildings has nominated its Founder & CIO as a director candidate for election at FR's 2026 Annual Meeting.

Press Release: https://lnkd.in/e2kz7eix

SEC Legend: https://lnkd.in/ewbV_anS

FIRST
INDUSTRIAL
REALTY·TRUST
FAILED
MANAGEMENT HAS FAILED TO DELIVER FOR SHAREHOLDERS
L&B

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

L&B Management (together with its affiliates, “Land & Buildings”), a shareholder of the Company, intends to file a preliminary proxy statement and accompanying universal proxy card with the SEC to be used to solicit votes for the election of its of director nominee at the Company’s Annual Meeting.

LAND & BUILDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP (“L&B Capital”), L&B GP LP (“L&B GP”), L&B GP LLC, L&B Opportunity Fund, LLC (“L&B Opportunity”), Camelot LLC (“Camelot”), L&B Management and Jonathan Litt.

As of the date hereof, L&B Capital directly owns 121,543 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”). L&B GP, as the general partner of L&B Capital, may be deemed to beneficially own the 121,543 shares of Common Stock owned by L&B Capital. L&B GP LLC, as the general partner of L&B GP, may be deemed to beneficially own the 121,543 shares of Common Stock owned by L&B Capital. As of the date hereof, L&B Opportunity directly owns 42,501 shares of Common Stock. As of the date hereof, Camelot directly owns 3,202 shares of Common Stock. As of the date hereof, 734,629 shares of Common Stock were held in a certain account managed by L&B Management (the “Managed Account”). L&B Management, as the investment manager of each of L&B Capital, L&B Opportunity and Camelot, and as the investment advisor of the Managed Account, may be deemed to beneficially own the 901,875 shares of Common Stock directly owned by L&B Capital, L&B Opportunity and Camelot and held in the Managed Account. Mr. Litt, as the managing principal of L&B Management, may be deemed to beneficially own the 901,875 shares of Common Stock directly owned by L&B Capital, L&B Opportunity and Camelot and held in the Managed Account.